Exhibit 99.4

Impel Management Services, L.L.C.

and

The Medical Clinic of North Texas, P.A.

Condensed Combined Financial Statements

Impel Management Services, L.L.C.

and

The Medical Clinic of North Texas, P.A.

Impel Management Services, L.L.C.

and

The Medical Clinic of North Texas, P.A.

Condensed Combined Balance Sheet

(Unaudited)

June 30, 2012
Assets
Current Assets
Cash and cash equivalents	$3,710,100
Certificates of deposit-restricted	3,068,573
Accounts receivable:
Patient services (net of allowance for doubtful accounts of $114,838)	8,606,350
Management services	353,631
Other	1,077,607
Deferred tax asset	562,550
Supply inventory	598,967
Prepaid expenses	629,390

Total current assets	18,607,168

Property and Equipment, Net	6,997,386
Deposits	104,969
Deferred Tax Asset	3,781,030
Cash Surrender Value of Life Insurance Policies	3,221,241

Total assets	$32,711,794

See Notes to Combined Financial Statements

Impel Management Services, L.L.C.

and

The Medical Clinic of North Texas, P.A.

Condensed Combined Balance Sheet (Continued)

(Unaudited)

June 30, 2012
Liabilities and Members’ and Stockholders’ Deficit
Current Liabilities
Line of credit	$2,151,566
Notes payable, current portion	493,365
Accounts payable	2,860,184
Accrued liabilities:
Accrued compensation and payroll taxes	7,354,709
Other	783,709
Income taxes payable	1,021,278
Deferred revenue	1,281,706
Capital lease obligations, current portion	482,209
Deferred rent, current portion	680,961

Total current liabilities	17,109,687
Notes Payable, Less Current Portion	3,179,848
Capital Lease Obligations, Less Current Portion	208,255
Deferred Compensation- Non-Qualified Retirement Plan	3,601,335
Deferred Compensation- Non-Qualified Savings Plan	4,853,200
Deferred Rent, Less Current Portion	4,808,752
Deferred Revenue, Less Current Portion	1,097,360
Other	86,011

Total long-term liabilities	17,834,761

Total liabilities	34,944,448
Members’ and Stockholders’ Deficit
Impel Management Services, L.L.C.
Members’ equity	2,422,262
The Medical Clinic of North Texas, P.A.
Common stock, $0.01 par value; 200 shares authorized; 107 shares issued and outstanding, at June 30, 2012	1
Additional paid-in capital	6,666
Accumulated deficit	(4,661,583)

Total members’ and stockholders’ deficit	(2,232,654)

Total liabilities and members’ and stockholders’ deficit	$32,711,794

See Notes to Combined Financial Statements

Impel Management Services, L.L.C.

and

The Medical Clinic of North Texas, P.A.

Condensed Combined Statements of Operations

(Unaudited)

	Six Months Ended June 30,
	2012	2011
Revenue
Net patient service revenue	$54,197,900	$48,429,376
Management fee revenue and other revenue	5,331,517	3,294,406

Total net revenue	59,529,417	51,723,782
Operating Expenses
Salaries, taxes and benefits	39,383,458	34,751,669
Supplies	5,784,869	5,327,403
Professional and contract services	2,215,507	1,545,352
Rent expense	3,882,379	3,726,161
Depreciation and amortization	1,044,419	887,745
Bad debt expense	1,101,971	995,693
Malpractice insurance	471,887	479,039
Other general and administrative	4,036,750	3,279,889

Total operating expenses	57,921,240	50,992,951

Income from operations	1,608,177	730,831

Other Income (Expense)
Interest income	7,715	10,047
Interest expense	(318,214)	(268,710)

Total other expense, net	(310,499)	(258,663)

Income Before Provision for Income Taxes	1,297,678	472,168
Provision for Income Taxes	380,821	110,545

Net Income	$916,857	$361,623

See Notes to Combined Financial Statements

Impel Management Services, L.L.C.

and

The Medical Clinic of North Texas, P.A.

Condensed Combined Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
	2012	2011
Cash Flows from Operating Activities
Net income	$916,857	$361,623
Items not requiring (providing) cash
Depreciation and amortization	1,044,419	887,745
Deferred income taxes	(470,167)	51,624
Provision for doubtful accounts	1,101,971	995,693
Gain on cash surrender value of life insurance policies	(254,269)	(165,947)
Changes in operating assets and liabilities
Accounts receivable	(1,065,083)	(1,945,547)
Supply inventory	(3,944)	49,972
Prepaid expenses	(14,970)	501,048
Deposits	15,024	(20,189)
Accounts payable	(24,009)	697
Accrued liabilities	5,455	(71,930)
Accrued compensation and payroll taxes	(418,003)	724,072
Accrued 401(k) contribution payable	(16,549)	(11,345)
Income taxes payable/receivable	65,520	(349,439)
Deferred compensation	559,332	446,511
Deferred revenue	(615,583)	141,409
Deferred rent	(39,913)	(361,243)

Net cash provided by operating activities	786,088	1,234,754

Cash Flows from Investing Activities
Purchase of property and equipment	(420,557)	(466,998)
Investments in certificates of deposit	(3,971)	(4,256)
Investments in life insurance policies	(202,851)	(198,849)

Net cash used in investing activities	(627,379)	(670,103)

See Notes to Combined Financial Statements

Impel Management Services, L.L.C.

and

The Medical Clinic of North Texas, P.A.

Condensed Combined Statements of Cash Flows (Continued)

(Unaudited)

	Six Months Ended June 30,
	2012	2011
Cash Flows from Financing Activities
Payments on capital leases	$(173,053)	$(279,142)
Proceeds from line of credit	24,855,210	20,987,831
Payments on line of credit	(24,121,041)	(20,163,754)
Principal payments on long-term debt	(246,844)	(193,964)
Distributions to members	(500,000)	(290,894)
Redemption of common stock and membership interests	—	(5,367)
Issuance of common stock	111	389

Net cash provided by (used in) financing activities	(185,617)	55,099

Increase (Decrease) in Cash and Cash Equivalents	(26,908)	619,750
Cash and Cash Equivalents, Beginning of Year	3,737,008	3,443,235

Cash and Cash Equivalents, End of Year	$3,710,100	$4,062,985

Supplemental Cash Flow Information
Cash paid for interest	$378,668	$363,402
Cash paid for income taxes	$978,820	$409,387

Supplemental Non-Cash Investing and Financing Activities
Assets acquired through capital leases	$297,078	$—
Assets acquired through lease incentives	$301,860	$9,387
Notes payable issued for redemption of membership interests	$645,035	$21,024

See Notes to Combined Financial Statements

Impel Management Services, L.L.C.

and

The Medical Clinic of North Texas, P.A.

Notes to Condensed Combined Financial Statements

June 30, 2012 and 2011

(Unaudited)

Note 1:    Description of Business

Impel Management Services, L.L.C. (IMS) a Texas limited liability company, was formed on December 27, 1994, and commenced operations on January 1, 1995. IMS was formed for the purpose of providing comprehensive management services, equipment, supplies, facilities and support personnel to medical practices. IMS provides such support services to The Medical Clinic of North Texas, P.A. (MCNT) and other medical facilities.

IMS’ income and losses are allocated to the respective members based on percentage ownership subject to certain provisions as defined in the Regulations of IMS (Regulations). The term of IMS is 50 years, unless terminated earlier in accordance with the terms of its Regulations. The Regulations contain provisions, which limit the sale, assignment or transfer of a membership’s interest in IMS. The formation of IMS was designed to limit the members from IMS’ liabilities and to qualify IMS as a partnership for federal income tax purposes. The outstanding membership interests of IMS are owned primarily by physicians who are also shareholders of MCNT.

MCNT, a Texas professional association, was formed on November 8, 1994, and commenced operations on January 1, 1995. MCNT was formed for the purpose of engaging in the practice of medicine and is owned by the practicing physicians of its clinics. MCNT operates clinics throughout Dallas and Fort Worth, Texas, which specialize in internal medicine, family practice, pediatrics and obstetrics and gynecology, among other things.

On January 1, 1995, IMS and MCNT entered into a management services agreement which was amended and restated effective January 1, 2004 (the Service Agreement). The Service Agreement requires MCNT to pay IMS a management fee in exchange for management and administrative services and for supplying MCNT with equipment, supplies, facilities and support personnel in connection with clinic operations. The term of the Service Agreement is 30 years, renewable for successive five-year periods unless terminated earlier in accordance with the terms thereof.

In August 1997, the Texas State Board of Medical Examiners approved IMS’ application for a 501(a) organization. This organization, Unity Health (UH), currently includes IMS as the sole member; therefore, IMS consolidates UH for financial reporting purposes. This legal structure allowed UH to enter into professional and global capitated contracts with managed health insurers. Operations of UH commenced on May 1, 1998. During 2000, IMS terminated all outstanding professional and global capitated contracts within UH. IMS has elected to maintain UH as a dormant corporation in anticipation of potential future opportunities.

Impel Management Services, L.L.C.

and

The Medical Clinic of North Texas, P.A.

Notes to Condensed Combined Financial Statements (Continued)

June 30, 2012 and 2011

(Unaudited)

Note 2:    Summary of Significant Accounting Policies

Basis of Presentation

The accompanying condensed unaudited combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) for interim financial information. Pursuant to these principles, certain information and footnote disclosures normally included in the annual combined financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. Since certain information and footnote disclosures have been condensed or omitted, these condensed unaudited combined financial statements should be read in conjunction with the combined financial statements and notes thereto as of and for the year ended December 31, 2011. In management’s opinion, all normal and recurring adjustments considered necessary of a fair presentation of the financial position, results of operations and cash flows for the periods presented have been included. Interim period operating results do not necessarily indicate the results that may be expected for any other interim period or for the full fiscal year. The Company believes that the disclosures made in these condensed unaudited combined financial statements are adequate to make the information not misleading.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Patient Accounts Receivable

The Company reports patient accounts receivable for services rendered at net realizable amounts from third-party payers, patients and others. The Company provides an allowance for doubtful accounts based upon a review of outstanding receivables, historical collection information, and existing economic conditions. As a service to the patient, the Company bills third-party payers directly and bills the patient when the patient’s liability is determined. Patient accounts receivable are due in full when billed. Accounts are considered delinquent and subsequently written off as bad debts based on individual credit evaluation and specific circumstances of the account.

Net Patient Service Revenue

The Company has agreements with third-party payers (federal and state agencies under the Medicare and Medicaid programs, managed health care plans and commercial insurance companies) that provide for payments to the Company at amounts different from its established rates. Net patient service revenue is reported at the estimated net realizable amounts from patients, third-party payers and others for services rendered and include estimated contractual revenue adjustments.

Approximately 21% and 20% of net patient service revenue is from participation in the Medicare and state-sponsored Medicaid programs for the six months ended June 30, 2012 and 2011, respectively.

The Company derives a significant portion of its revenues from Medicare, Medicaid and other payers that receive discounts from the Company’s established billing rates. The Company must estimate discounts on a

Impel Management Services, L.L.C.

and

The Medical Clinic of North Texas, P.A.

Notes to Condensed Combined Financial Statements (Continued)

June 30, 2012 and 2011

(Unaudited)

relatively small amount of net revenue as represented by total unbilled charges at the end of the accounting period. All charges earned, posted and billed during the accounting period are calculated based on prospectively established fee schedules, with very little estimation involved. The estimation of contractual allowances on unbilled charges will involve payer specific estimates of net revenue based on historical gross-to-net experience. Historically, the adjustments on unbilled revenues have been insignificant.

Laws and regulations governing Medicare and Medicaid programs are complex and subject to interpretation. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing that would have a material effect on the Company’s financial statements. Compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties and exclusion from the Medicare and Medicaid programs.

Management Fee Revenue

Management fee revenue consists of fees charged for services provided to health care providers and is recognized as services are provided.

Electronic Health Records Incentive Program

The Electronic Health Records Incentive Program, enacted as part of the American Recovery and Reinvestment Act of 2009, provides for one-time incentive payments under the Medicare program to eligible hospitals and physician practices that demonstrate meaningful use of certified electronic health records technology (EHR). Payments under the Medicare program are generally made for up to four years based on a statutory formula, as determined by the state, which is approved by the Center for Medicare Services. Payments under this program are contingent on the physician practice continuing to meet escalating meaningful use criteria and any other specific requirements that are applicable for the reporting period. Amounts received for any payment year are subject to audit by the administrative contractor. Final amounts determined by the administrative contractor could differ materially from the initial payments under the program.

The Company recognizes revenue under the grant accounting method using the ratable recognition approach. Under this approach, revenue is recognized ratably over the reporting period once there is reasonable assurance that the Company will successfully comply with the minimum number of meaningful use objectives over the EHR reporting period.

In 2011, the Company completed the requirements under the Medicare program and has earned approximately $789,906 and $-0-, respectively for the six months ended June 30, 2012 and 2011, which is included as a component of other income in the accompanying combined statement of income.

Physician Recruitment Agreements

In order to recruit physicians to meet their needs, hospitals may offer Physician Recruitment Agreements to the Company and certain of its physicians. Under these agreements, the Company receives a guarantee of a minimum level of income over a guarantee period, generally one year. Amounts received under these arrangements are considered loans with repayment terms beginning with the first month following the end of the guarantee period. Principal and interest payments on the loans are generally due monthly starting after

Impel Management Services, L.L.C.

and

The Medical Clinic of North Texas, P.A.

Notes to Condensed Combined Financial Statements (Continued)

June 30, 2012 and 2011

(Unaudited)

the guarantee period, but are simultaneously forgiven as long as no events of default have occurred. Events of default are primarily defined as, but not limited to, failure to maintain a licensed practice as established in the agreement or entering into competing arrangements. Upon an event of default, amounts not previously forgiven are due to the hospital in accordance with the terms of the note.

The Company recognizes the cash advances as deferred revenue until the end of the guarantee period. Revenue is recognized on a pro rata basis over the term of the forgiveness period, generally the three years following the guarantee period. Deferred revenue related to these arrangements totaled $2,330,812 at June 30, 2012.

The Company recognized approximately $650,000 and $423,000 of revenue from these agreements for the six months ended June 30, 2012 and 2011, respectively, which is included in management fee revenue and other revenue in the accompanying combined statements of income.

Note 3:    Line of Credit

The Company had a $3,000,000 revolving line of credit with a commercial bank. The line of credit bore interest at the 30 day London Interbank Offered Rate (“LIBOR”) plus 1.50% (1.74% at June 30, 2012), which was payable monthly. Outstanding advances on the line were collateralized by the Company’s certificates of deposit. At June 30, 2012, there was $2,151,566 of outstanding borrowings against this line. At June 30, 2012, there was $848,434 of available borrowings on the line of credit. The line matures on December 20, 2012.

Note 4:    Notes Payable

In July 2012, IMS entered into a $645,035 note payable with a former member in exchange for their membership interest in IMS. A principal payment of $129,007 is due on July 31, 2012 and beginning January 31, 2013, seven annual installments of $73,718 plus accrued interest of 4.25% are due.

As of December 31, 2011 and during the six months ended June 30, 2012, MCNT was not in compliance with the net equity debt covenant associated with its note payable to Texas Health Resources. In April 2012, MCNT obtained a waiver of the December 31, 2011 violation and any future violation of the same covenant incurred through January 31, 2013.

Note 5:    Commitment to Enter into a Business Combination

In December 2011, the Company entered into definitive agreements with USMD Holdings, Inc. (Holdings) and UANT Ventures, L.L.P. to effectuate a business combination whereby the Company would become a wholly owned subsidiary of Holdings. The business combination became effective August 31, 2012, resulting in a change of control for the Company.

Impel Management Services, L.L.C.

and

The Medical Clinic of North Texas, P.A.

Notes to Condensed Combined Financial Statements (Continued)

June 30, 2012 and 2011

(Unaudited)

Note 6:    Operating Lease Commitments

The Company leases certain land, buildings and equipment under non-cancelable operating leases expiring at various dates through 2018. Operating leases generally have three to ten year terms, with one or more renewal options and require the Company to pay all executor costs (property taxes, maintenance and insurance).

On various dates ranging from January 1, 2012 through April 1, 2012, the Company entered into multiple facilities operating lease agreements with monthly commitments ranging from approximately $5,000 to $46,000 and with base payments totaling approximately $6,500,000. These leases expire on dates ranging from December 31, 2012 through November 30, 2027. In addition, leasehold tenant improvement allowances provided by the landlord of approximately $302,000 were associated with these leases.

On various dates ranging from January 1, 2012 through May 6, 2012, the Company entered into equipment operating lease agreements with total base payments of approximately $815,000 and expiring on dates ranging from April 5, 2015 through May 31, 2017.

Total rent expense for the six months ended June 30, 2012 and 2011 was $3,882,379 and $3,726,161, respectively, of which approximately $265,000 each year was to related parties.

Note 7:    Litigation

The Company is currently not a party to any pending or threatened proceedings, which, in management’s opinion, would have a material adverse effect on the Company’s business, financial condition, results of operations or cash flows.

Note 8:    Concentration of Credit Risk

The Company grants credit without collateral to its patients, most of whom are area residents and are insured under third-party payer agreements. The mix of net receivables from patients and third-party payers at June 30, 2012 is:

Medicare	19%
Medicaid	2%
Other third-party payers	78%
Patients	1%

100%

Note 9:    Related Party Transactions

The Company leases certain facilities from physicians who are also stockholders. See Note 6, Operating Lease Commitments.

Impel Management Services, L.L.C.

and

The Medical Clinic of North Texas, P.A.

Notes to Condensed Combined Financial Statements (Continued)

June 30, 2012 and 2011

(Unaudited)

Note 10:    Medical Malpractice Claims

MCNT purchases medical malpractice insurance under a claims-made policy on a fixed premium basis. Accounting principles generally accepted in the United States of America require a health care provider to accrue the expense of its share of malpractice claim costs, if any, for any reported and unreported incidents of potential improper professional service occurring during the year by estimating the probable ultimate costs of the incidents. Based upon the Company’s claim experience, no such accrual has been made. It is reasonably possible that this estimate could change materially in the near term.

Note 11:    Subsequent Events

In December 2011, the Company entered into definitive agreements with USMD Holdings, Inc. (Holdings) and UANT Ventures, L.L.P. to effectuate a business combination whereby the Company would become a wholly owned subsidiary of Holdings. The business combination became effective August 31, 2012, resulting in a change of control for the Company.

Subsequent events have been evaluated through November 16, 2012, which is the date the condensed combined financial statements were available to be issued.